Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE IXIA SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: [ALL] ACTIONS.	) ) ) ) ) ) ) )	Master File No. 2:14-cv-03468-MMM-SH

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”), dated November 17, 2015, is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel of record: (i) plaintiffs in the above-captioned consolidated shareholder derivative action (the “Action”), Erie County Employees’ Retirement Fund (“Erie”) and Colleen Witmer (“Witmer”) (together, the “Plaintiffs”), on behalf of themselves and derivatively on behalf of Ixia (“Ixia” or the “Company” or the “Nominal Defendant”); (ii) Nominal Defendant Ixia; and (iii) individual defendants Victor Alston, Atul Bhatnagar, Thomas B. Miller, Errol Ginsberg, Jonathan Fram, Laurent Asscher, Gail Hamilton, Jon F. Rager, Alan Grahame, Raymond de Graaf, Walker H. Colston II and Ronald W. Buckly, each of whom is a current or former member of the Board of Directors (the “Board”) of Ixia and/or a current or former senior officer of Ixia (collectively, the “Individual Defendants” and together with Ixia, the “Defendants”).

This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Plaintiffs’ Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.

I.	INTRODUCTION

A.	Factual Background

Ixia, a California corporation headquartered in Calabasas, California, provides converged Internet protocol (IP) network validation and network visibility solutions in the U.S. and internationally. The Company was founded in 1997 and its common stock began trading publicly on NASDAQ on October 25, 2000. Shares of Ixia’s common stock are traded on NASDAQ under the ticker symbol “XXIA.”

On March 19, 2013, the Company reported that it would need to delay the filing of its Annual Report on Form 10-K for 2012 “to correct an error related to the manner in which [Ixia] recognizes revenues for its warranty and software maintenance contracts.” Subsequently, on April 3, 2013, the Company reported that after an evaluation of the impact of such error and identification of an additional error in its revenue recognition practices that required correction, Ixia’s management recommended to the Board’s Audit Committee (the “Audit

Committee”) that the Company restate its previously issued financial statements (the “First Restatement”) for the fiscal years ended December 31, 2010 and 2011, and the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, March 31, 2012, June 30, 2012, and September 30, 2012. In connection with this disclosure, the Company reported that its financial statements for those fiscal periods should no longer be relied upon, and that Ixia had identified internal control deficiencies as of December 31, 2012 that constituted material weaknesses relating to its revenue recognition practices for warranty and software contracts.

On May 3, 2013, the Company announced that its independent outside auditor, PricewaterhouseCoopers LLP (“PwC”), had “decline[d] to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.”

On March 4, 2014, the Company announced that the Audit Committee had completed an internal investigation that had been initiated as a result of the October 2013 resignation of the Company’s former President and Chief Executive Officer. Following its investigation, the Audit Committee concluded that there had been “an aggressive tone at the top set by the former CEO, a lack of leadership in terms of tone at the top with respect to the [C]ompany’s recently resigned chief financial officer, and insufficient resources, controls, and training of relevant personnel with respect to revenue recognition…” On April 17, 2004, the Company further reported that it would be required to restate its financial results from the first and second fiscal quarters of 2013, because certain revenues had been prematurely recognized during those periods. In June 2014, the Company issued the restated financial statements for the first and second quarters of 2013.

B.	Procedural Background

On May 5, 2014, and May 7, 2014, two related and substantially similar shareholder derivative actions were separately filed by Plaintiffs on behalf of Ixia against the Individual Defendants in the U.S. District Court for the Central District of California (the “Court”).1 On May 28, 2014, the Court consolidated those actions, appointed The Weiser Law Firm, P.C. and Kessler Topaz Meltzer & Check, LLP as Co-Lead Counsel for Plaintiffs, and appointed Plaintiffs as Co-Lead Plaintiffs (the “Consolidation Order”) in the consolidated Action.

On September 2, 2014, Plaintiffs filed a verified consolidated derivative complaint. On October 15, 2014, the Company filed a motion to dismiss the verified consolidated derivative complaint based on Plaintiffs’ failure to (i) make a prelitigation demand upon the Company’s Board and (ii) plead sufficient facts to show that such a demand would have been futile. On October 15, 2014, the Individual Defendants with the exception of Alston also filed a motion to dismiss the verified consolidated derivative complaint for failure to state a claim and filed a joinder with respect to the Company’s motion to dismiss. On the same day, Alston filed joinders with respect to both motions to dismiss.

[1]	Plaintiff Erie filed its initial derivative complaint on May 5, 2014, while plaintiff Witmer filed her initial derivative complaint on May 7, 2014.

Following the Defendants’ filing of the motions to dismiss, pursuant to further stipulations of the parties and order of the Court (the “Scheduling Order”), Plaintiffs subsequently filed a Verified Consolidated Amended Shareholder Derivative Complaint (the “Complaint”) on January 26, 2015. The Complaint asserted nine counts on behalf of Ixia against the Individual Defendants: six separate counts for breach of fiduciary duty, two separate counts for restitution, and one count for violations of California Corporations Code Sections 25402 and 25502.5. Pursuant to the Scheduling Order, Defendants filed motions to dismiss the Complaint on March 2, 2015.

In April 2015, Plaintiffs and Defendants agreed to explore a potential resolution of the Action by participating in an in-person mediation (the “Mediation”) to be held before the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the “Mediator” or “Judge Phillips”) in July 2015 in New York City. Accordingly, on April 24, 2015, the Court entered an order staying the Action pending the parties’ participation in the Mediation on July 23, 2015.

On June 25, 2015, Plaintiffs and Defendants each submitted to the Mediator, and exchanged amongst each other, confidential mediation statements, pursuant to Cal. Evid. Code §§ 1115-1128 in anticipation of the Mediation. On July 7, 2015,

Plaintiffs submitted a settlement demand to Defendants. On July 21, 2015, Defendants submitted to Plaintiffs a written response to Plaintiffs’ settlement demand.

During the week before the Mediation was held, counsel for Plaintiffs and Defendants each separately participated in pre-Mediation conference calls with Robert H. Fairbank, an experienced mediator who assisted Judge Phillips with the Mediation. The parties to the Action thereafter attended and participated in the full-day Mediation in New York City on July 23, 2015. With the substantial assistance of the Mediator, at the conclusion of the Mediation, the Parties to the Action reached an agreement in principle regarding the terms required to settle the Action, and thereafter the Parties executed this Stipulation.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel (as defined herein) conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Ixia’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles concerning Ixia; (2) drafting and filing the various initial and consolidated derivative complaints in the Action; (3) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (4)

researching corporate governance issues; (5) preparing and submitting a detailed mediation statement; (6) preparing and submitting a detailed settlement demand; (7) participating in the July 23, 2015 in-person Mediation in New York City; and (8) participating in extensive settlement discussions with counsel for the Defendants.

Plaintiffs’ Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of Plaintiffs’ own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in a complex case such as the Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Ixia, and Current Ixia Shareholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed, threatened or attempted to commit any violations of law, or breached any fiduciary duty owed to Plaintiffs, Ixia or its shareholders. The Individual Defendants also deny and continue to deny that they engaged in any of the wrongful acts alleged in the Action and expressly maintain that they complied with their fiduciary and other legal duties. Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims in the Action be settled on the terms and subject to the conditions set forth in this Stipulation. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Ixia and Current Ixia Shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs (on behalf of themselves and derivatively on behalf of Ixia), the Individual Defendants, and Nominal Defendant Ixia, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to the approval of the Court, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Action” means the above-captioned consolidated shareholder derivative action pending in the U.S. District Court for the Central District of California, captioned In re Ixia Shareholder Derivative Litigation, Master File No. 2:14-cv-03468-MMM-SH.

1.2 “Board” means the Board of Directors of Ixia.

1.3 “Court” means the United States District Court for the Central District of California.

1.4 “Current Ixia Shareholder” means any Person who owned Ixia common stock as of the Execution Date of this Stipulation and who continues to hold Ixia common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Ixia, members of their respective immediate families, and their respective legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5 “Defendants” means, collectively, the Individual Defendants and the Nominal Defendant Ixia.

1.6 “Defendants’ Counsel” means (i) Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401-2386 and 1290 Avenue of the Americas, 35th Floor, New York, New York 10104, (ii) Drinker Biddle & Reath LLP, 1800 Century Park East, Suite 1500, Los Angeles, California 90067-1517, and (iii) Caldwell Leslie & Proctor, P.C., 725 South Figueroa Street, 31st Floor, Los Angeles, California 90017-5524.

1.7 “Defendants’ Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted in any forum by Defendants’ Released Persons against Plaintiffs’ Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement).

1.8 “Defendants’ Released Persons” means each of the Defendants and each of Defendants’ immediate family members, spouses, heirs, executors, estates, administrators, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendants and/or members of his/her immediate family; any entity in which a Defendant, and/or members of his/her immediate family has a controlling interest; each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Action; Defendants’ insurers; Defendant’s reinsurers; and all present and former directors and officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions.

1.9 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.

1.10 “Execution Date” means the date this Stipulation has been signed by all the signatories through their respective counsel.

1.11 “Fee Award” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, detailed in ¶¶ 5.1-5.2, subject to Court approval, in recognition of the substantial benefits conferred upon Ixia and Current Ixia Shareholders by the initiation, prosecution, and settlement of the Action.

1.12 “Final” means the date when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when either (1) no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal.

1.13 “Final Order and Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.14 “Ixia,” the “Company” or “Nominal Defendant” means Ixia and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.15 “Individual Defendants” means, collectively, Victor Alston, Atul Bhatnagar, Thomas B. Miller, Errol Ginsberg, Jonathan Fram, Laurent Asscher, Gail Hamilton, Jon F. Rager, Alan Grahame, Raymond de Graaf, Walker H. Colston II, and Ronald W. Buckly.

1.16 “Notice to Current Ixia Shareholders” or “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Action, substantially in the form of Exhibit B-1 attached hereto.

1.17 “Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of Ixia), each of the Individual Defendants, and the Nominal Defendant Ixia.

1.18 “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.19 “Plaintiffs” means, collectively, Erie County Employees’ Retirement Fund and Colleen Witmer.

1.20 “Plaintiffs’ Co-Lead Counsel” means The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, Pennsylvania 19312 and Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087.

1.21 “Plaintiffs’ Counsel” means: (i) The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, Pennsylvania 19312; (ii) Ryan & Maniskas, LLP, 995 Old Eagle School Road, Suite 311, Wayne, Pennsylvania 19087; (iii) Kessler

Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087; and (iv) Rosman & Germain LLP, 16311 Ventura Boulevard, Suite 1200, Encino, California 91436-2152.

1.22 “Plaintiffs’ Released Claims” means all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature, and description whatsoever, including both known claims and Unknown Claims, that were, might have been or could have been asserted, in any shareholder demand or in any other forum, by Plaintiffs’ Released Persons or any Ixia shareholder, derivatively on behalf of Ixia, against Defendants’ Released Persons, in connection with, arising out of, related to or based upon, directly or indirectly, the facts, matters or occurrences that were alleged, referenced or set forth in the Action; provided, however, that Plaintiffs’ Released Claims shall not mean and does not include any claims to enforce the Settlement.

1.23 “Plaintiffs’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

1.24 “Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit C attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current Ixia Shareholders, and scheduling a Settlement Hearing to consider whether the Settlement and the Fee Award should be finally approved.

1.25 “Released Parties” means Defendants’ Released Persons and Plaintiffs’ Released Persons.

1.26 “Settlement” means the settlement of the Action as documented in this Stipulation.

1.27 “Settlement Hearing” means a hearing by the Court to determine whether to approve the Settlement of the Action.

1.28 “Stipulation” means this Stipulation and Agreement of Settlement.

1.29 “Summary Notice” means the summarized Notice substantially in the form of Exhibit B-2 attached hereto.

1.30 “Unknown Claims” means any of Plaintiffs’ Released Claims and Defendants’ Released Claims that any Party does not know of or suspect to exist in his, her, or its favor at the time of the Settlement, including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 (“§ 1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to Plaintiffs’ Released Claims and Defendants’ Released Claims in the Settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of Plaintiffs’ Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.	Terms of the Settlement

Ixia, through its Board, shall adopt and implement the comprehensive set of corporate governance measures (the “Governance Measures”) attached as Exhibit A to this Stipulation, within ninety (90) days after the Effective Date. The Governance Measures were jointly developed and negotiated by the Parties to the Action. Ixia acknowledges and agrees that the Governance Measures confer a material benefit on Ixia and Current Ixia Shareholders. Ixia further acknowledges that the filing and prosecution of the Action was a material factor in the decision to adopt the Governance Measures. In addition, the Board, exercising its independent business judgment, believes that the Settlement and the Governance Measures are in the best interests of Ixia and Current Ixia Shareholders.

3.	Procedures for Implementing the Settlement

3.1 Within ten (10) business days after the Execution Date of this Stipulation, the Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of pendency and proposed Settlement to Current Ixia Shareholders; (iii) approval of the form of Notice attached hereto as Exhibit B; and (iv) a date for the Settlement Hearing.

3.2 Within ten (10) business days of the Court’s entry of the Preliminary Approval Order, Ixia shall: (a) cause a copy of the Notice to be filed with the SEC via a Current Report on Form 8-K; (b) cause a copy of the Summary Notice to be published one time in Investors’ Business Daily, and (c) post the Notice on the Investor Relations portion of Ixia’s website. All costs of such Notice and posting and any other notice ordered by the Court shall be paid by Ixia.

3.3 After notice as described above is given to Current Ixia Shareholders, Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing to approve the Settlement and the requested Fee Award. At the Settlement Hearing, Plaintiffs’ Counsel shall request, and the Defendants shall not oppose, the Court’s final approval of the Fee Award, as referenced in Section 5 below. Pending the Court’s determination as to final approval of the Settlement, Plaintiffs are barred from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

3.4 If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of this Stipulation: (i) finally approving the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (ii) dismissing with prejudice all of Plaintiffs’ Released Claims against Defendants’ Released Persons; (iii) permanently barring and enjoining the institution and prosecution by Plaintiffs’ Released Persons and any Ixia shareholder on behalf of Ixia against Defendants’ Released Persons of any action in any court asserting any of Plaintiffs’ Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; (iv) permanently barring and enjoining the institution and prosecution by Defendants’ Released Persons and/or Current Ixia Shareholders of any action against Plaintiffs’ Released Persons in any court asserting any of the Defendants’ Released Claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; and (v) containing such other and further provisions consistent with the terms of this Stipulation to which the Parties hereto consent in writing.

4.	Releases

4.1 In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Plaintiffs’ Released Persons fully, finally and forever release, relinquish and discharge as against Defendants’ Released Persons any and all of Plaintiffs’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs’ Released Claims against Defendants’ Released Persons.

4.2 In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiffs’ Released Persons.

4.3 The foregoing releases shall not waive any claims that either Ixia or any of the Individual Defendants may have against each other concerning indemnification, reimbursement, or advancement of fees, expenses and liabilities, including claims arising under the Company’s Certificate of Incorporation, Bylaws, any agreements or undertakings executed by the Individual Defendants and California law.

4.4 Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1 Defendants agree not to oppose a reasonable fee award by Plaintiffs and Plaintiffs’ Counsel in an amount up to Five Hundred and Seventy-Five Thousand Dollars ($575,000.00) (the “Fee Award”), but Defendants otherwise reserve all rights with respect to any fee award. In recognition of the material benefits provided to Ixia and Current Ixia Shareholders as a result of the initiation, prosecution, pendency, and settlement of the Action, the current Board, in the exercise of its independent business judgment, has agreed not to oppose a Fee

Award as described above, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the material benefits conferred upon Ixia and Current Ixia Shareholders by this Stipulation.

5.2 Within fifteen (15) business days after entry of a written order by the Court approving the Fee Award, provided Plaintiffs’ Co-Lead Counsel has provided Ixia’s primary insurance carrier with a Form W-9 providing the tax identification number of Plaintiffs’ Co-Lead Counsel and the name, address and telephone number for both the payee(s) for and the recipient(s) of the Fee Award, Ixia shall cause the Fee Award approved by the Court to be transferred to Plaintiffs’ Co-Lead Counsel, as receiving agent for Plaintiffs’ Counsel, subject to the provisions of ¶ 6.3 hereof.

5.3 Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for, and no liability whatsoever with regard to, the distribution of the Fee Award amongst Plaintiffs’ Counsel. Any dispute regarding any allocation of any fees and expenses among Plaintiffs’ Counsel shall have no effect on the Settlement. Defendants shall have no obligation to make any payment other than as provided herein to any of Plaintiffs’ Counsel.

5.4 Neither the resolution of, nor any ruling regarding, any award of attorneys’ fees and expenses shall be a precondition to the Settlement or dismissal of the Action with prejudice and entry of the Order and Final Judgment in accordance with the terms of the Stipulation. Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the Releases and the other obligations of the Parties under the Settlement (except with respect to the payment of attorneys’ fees and expenses) shall not be conditioned upon or subject to the resolution of any appeal from any order, if such appeal relates solely to the issue of any award of attorneys’ fees or the reimbursement of expenses.

5.5 Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) the Board has approved the Settlement and each of its terms as in the best interests of Ixia;

(b) the entry by the Court of the Final Order and Judgment; and

(c) the Final Order and Judgment has become Final.

6.2 If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3, and the Parties shall be restored to their respective positions in the Action as of the Execution Date, unless Plaintiffs’ Counsel and counsel for the Defendants mutually agree in writing to proceed with the Stipulation.

6.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if the judgment specified in ¶ 6.1(c) is successfully attacked collaterally, then the payments to Plaintiffs’ Counsel pursuant to Section 5, and any and all interest accrued thereon since payment, shall be returned to Ixia, its designee, and/or its successors within ten (10) business days of said event.

6.4 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, the Parties shall be restored to their respective positions as of the Execution Date, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ 1.1-1.30, 6.2-6.4, 8.4, 8.6 and 8.8-8.12 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of Ixia, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings by or on behalf of Ixia, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions

8.1 The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Parties agree that the terms of the Settlement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel and with the substantial assistance of the Mediator. No discussions regarding attorneys’ fees for Plaintiffs’ Counsel were conducted until all material settlement terms were first agreed upon. The Parties will request that the Judgment in the Action will contain a finding that during the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct. The Parties reserve their right to rebut, in a manner that any such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

8.3 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

8.4 Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs’ Released Claims, or of any fault, wrongdoing or liability of any of the Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons or Plaintiffs’ Released Persons; or (ii) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession or an admission of, or evidence of, any fault, omission, wrongdoing or liability of any of the Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons or Plaintiffs’ Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons and Plaintiffs’ Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.5 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

8.7 The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.8 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons. The Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Ixia shall not void this Stipulation, except as expressly provided in Exhibit A hereto, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Ixia they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the settlement terms reflected in this Stipulation and the Fee Award (as defined herein).

8.9 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.10 All agreements made and orders entered during the course of the Action relating to the confidentiality of information and documents, including the confidentiality provision entered into with respect to the Mediation as provided by Cal. Evid. Code §§ 1115-1128, shall survive this Stipulation.

8.11 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties, Plaintiffs’ Released Persons, and Defendants’ Released Persons.

8.12 The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of November 17, 2015.

THE WEISER LAW FIRM, P.C.

/s/ Brett D. Stecker
ROBERT B. WEISER
BRETT D. STECKER
JAMES M. FICARO
22 Cassatt Avenue, First Floor
Berwyn, PA 19312
Telephone: (610) 225-2677
Facsimile: (610) 408-8062

KESSLER TOPAZ MELTZER & CHECK, LLP

/s/ Eric L. Zagar
ERIC L. ZAGAR
MATTHEW A. GOLDSTEIN
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (610) 667-7056

Co-Lead Counsel for Plaintiffs

ROSMAN & GERMAIN LLP
DANIEL L. GERMAIN
16311 Ventura Blvd., Suite 1200
Encino, CA 91436-2152
Telephone: (818) 788-0877
Facsimile: (818) 788-0885

Liaison Counsel for Plaintiffs

RYAN & MANISKAS LLP

RICHARD A. MANISKAS
995 Old Eagle School Rd., Suite 311
Wayne, PA 19087
Telephone: (484) 588-5516
Facsimile: (484) 450-2582

Additional Counsel for Plaintiff Colleen Witmer

BRYAN CAVE LLP

/s/ Eric Rieder
ERIC RIEDER
1290 Avenue of the Americas, 35th Fl.
New York, NY 10104
Telephone: (212) 541-2000
Facsimile: (212) 541-4630

EDWARD M. ROSENFELD
120 Broadway, Suite 300
Santa Monica, CA 90401-2386
Telephone: (310) 576-2104
Facsimile: (310) 260-4104
Counsel for Nominal Defendant Ixia

DRINKER BIDDLE & REATH LLP

/s/ Sheldon Eisenberg
SHELDON EISENBERG
1800 Century Park East, Suite 1500
Los Angeles, CA 90067-1517
Telephone: (310) 203-4000
Facsimile: (310) 229-1285

Counsel for Individual Defendants Atul Bhatnagar, Thomas B. Miller, Errol Ginsberg, Jonathan Fram, Laurent Asscher, Gail Hamilton, Jon F. Rager, Alan Grahame, Raymond de Graaf, Walker H. Colston II, and Ronald W. Buckly

CALDWELL LESLIE & PROCTOR, P.C.

/s/ Christopher G. Caldwell
CHRISTOPHER G. CALDWELL
725 South Figueroa Street, 31st Floor
Los Angeles, CA 90017-5524
Telephone: (213) 629-9040
Facsimile: (213) 629-9022

Counsel for Individual Defendant
Victor Alston

Exhibit A

EXHIBIT A

CORPORATE GOVERNANCE MEASURES

Ixia, through its Board, shall adopt and implement the below corporate governance measures (the “Governance Measures”) within ninety (90) days after the Effective Date, and the Governance Measures shall remain in place for at least three (3) years. Nothing herein shall be deemed to imply that Ixia’s prior corporate governance procedures were deficient. If prevailing law, regulations, or listing standards change in such a way that any of the below Governance Measures is rendered inconsistent with applicable law, regulations, or listing standards, the Board may amend, modify, or suspend any such Governance Measure(s). Further, these Governance Measures may be amended, modified, or suspended by a vote of the shareholders of Ixia. Should Ixia in the future be acquired by or merge with another company or undergo any other change such that Ixia is no longer an independent public company, these Governance Measures shall no longer be binding.

A.	AUDIT COMMITTEE

1.	Audit Committee Oversight

(a)

The Company agrees that the Board’s Audit Committee (the “Audit Committee”), at least annually, shall review generally the Company’s significant accounting policies and application of Generally Accepting Accounting Principles (“GAAP”). With respect to this review process, the Audit Committee shall consult with the Company’s independent registered public accounting firm (“independent outside auditors”) to review whether changes to the Company’s significant accounting policies may be appropriate. The Audit Committee will confer with the Company’s management regarding any changes proposed to be made in connection with such review process.

(b)

The Company’s Chief Financial Officer (“CFO”) shall meet at least annually with the Company’s independent outside auditors to review the Company’s significant accounting policies and application of GAAP. The CFO shall present to the Audit Committee any conclusions reached during these meetings.

(c)

The Company agrees that the Company’s CFO shall not have been employed by the Company’s independent outside auditors during the two (2) years prior to his/her employment with the Company or, if she/he was involved in the independent outside auditors’ audit of the Company, then during the five (5) years prior to his/her employment with the Company.

2.	Audit Committee Governance Measures

(a)

The Audit Committee Charter shall be amended (or amended and restated) to confirm that the Audit Committee shall be responsible for appointing a Director of Internal Audit and for establishing and maintaining an internal audit function.

(b)

The Audit Committee shall meet at least annually with the Director of Internal Audit, the Company’s independent outside auditors and such members of the Company’s finance department as are requested to attend by the Audit Committee to review the Company’s revenue recognition accounting practices.

(c)

The Audit Committee Charter shall be amended (or amended and restated) to provide that the Chair of the Audit Committee shall not serve on more than one other committee of the Board and shall not serve as the Chair of any such other committee on which he/she serves.

(d)	The Audit Committee Charter shall be amended (or amended and restated) to provide that the Audit Committee shall meet at least eight (8) times per calendar year.

(e)

The Company agrees that, in advance of the Company’s finalization of the Company’s quarterly and annual financial statements that are included in the periodic reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”), the Audit

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Committee shall: (i) hold a meeting with the Company’s independent outside auditors, members of the Company’s management (typically including the Chief Executive Officer (“CEO”), CFO, and Director of Internal Audit) and such other advisors or persons as the Audit Committee deems appropriate, and (ii) during such meeting, also meet in executive session outside of the presence of the Company’s management.

B.	THE POSITION OF CHIEF COMPLIANCE OFFICER:

1.	In his/her capacity as the Company’s General Counsel, the General Counsel shall also serve as the Company’s chief compliance officer.

2.

The General Counsel’s duties and job responsibilities in his/her capacity as chief compliance officer shall include overseeing and enforcing the Company’s compliance and ethics program, including the Company’s Code of Conduct, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns.

3.

The General Counsel shall report to the Board at least four (4) times annually regarding the Company’s compliance and ethics program and, if applicable, any compliance or ethical concerns. The General Counsel also shall report promptly to the Audit Committee (directly or through its Chair) any allegations of financial fraud that, if substantiated, would impact the Company’s financial statements.

C.	THE POSITION OF DIRECTOR OF INTERNAL AUDIT:

1.

The Audit Committee Charter shall be amended (or amended and restated) to provide that the Director of Internal Audit shall report directly to the Audit Committee and report administratively to the CFO.

2.	The Company shall maintain a separate charter for the Director of Internal Audit. The Company’s current Internal Audit Charter, which describes the duties of the Company’s recently

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hired and appointed Director of Internal Audit, shall be amended to provide that the Director of Internal Audit shall meet with: (a) the Company’s CFO at least eight (8) times annually, (b) the Audit Committee on at least a quarterly basis and (c) the independent outside auditors on at least a quarterly basis.

3.

The Director of Internal Audit shall prepare a written report which shall be delivered to the Audit Committee after the end of each fiscal quarter and in advance of the Company’s filing of its applicable quarterly and annual periodic reports with the SEC, outlining any irregular revenue recognition or deferred payments practices or any other significant internal audit findings, including any weaknesses in internal controls and related risk exposures, and the Company’s progress on remedial actions relating to internal controls, if applicable. The Audit Committee shall be responsible for reviewing these written reports with the Company’s independent outside auditors prior to the release of the Company’s Quarterly Report on SEC Form 10-Q or Annual Report on SEC Form 10-K, as applicable, for the fiscal periods covered by such reports.

D.	INTERNAL AUDIT FUNCTION

1.

The Company agrees that at least once every three (3) years, the Director of Internal Audit shall conduct a comprehensive review of policies, practices and procedures regarding the Company’s internal audit function, and shall make a report and recommendation to the Audit Committee concerning these policies, practices and procedures.

E.	APPOINTMENT OF NEW DIRECTORS

1.

The Company confirms that the Board has already appointed one new independent director to the Board effective as of June 26, 2015, that the new director is an audit committee financial expert within the meaning of the federal securities laws, and that the new director has been appointed as the Chair of the Audit Committee (the former chair remains on the Audit Committee, while a former member has stepped down from the Audit Committee but remains on other committees of the

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Board). The Company expects that such new director will be included as a director nominee in the Company’s proxy materials relating to its 2016 Annual Meeting of Shareholders.

2.

The Board shall establish a process to be followed by the Nominating and Corporate Governance Committee with respect to the appointment or election, as applicable, no later than at the Company’s 2016 Annual Meeting of Shareholders, of an additional new independent director to serve on the Board and to be included as a director nominee in the Company’s proxy materials relating to its 2016 Annual Meeting of Shareholders. The new director shall be appointed to serve on one or more committees for which he/she is qualified (which may include the Audit Committee).

3.

As part of the process referenced above, the Nominating and Corporate Governance Committee shall use an objective set of criteria when conducting the search for the new independent director. The independent search firm that has been engaged by the Committee to assist with this search shall, based on such criteria, conduct appropriate reviews of and interviews with appropriate prospective candidates. Qualified candidates shall be presented to the Nominating and Corporate Governance Committee for consideration.

F.	INSIDER TRADING POLICY

1.	The Company’s General Counsel shall serve as the Company’s Trading Compliance Officer for purposes of the Company’s Insider Trading Policy and trading compliance program.

2.	The Trading Compliance Officer shall be responsible for monitoring, enforcing and updating the Company’s insider trading compliance program.

(a)	The trading compliance program shall be designed to ensure compliance with the Company’s Insider Trading Policy and provide appropriate sanctions for noncompliance, such as termination of employment.

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(b)	The trading compliance program shall include a process by which Company stock sales by directors and Section 16 officers are pre-cleared before any sale occurs.

(c)

The Audit Committee shall be responsible for direct oversight of the trading compliance program and the Trading Compliance Officer (with respect to his/her service in that role), and shall have regular communications with the Trading Compliance Officer, including the opportunity to meet with the Trading Compliance Officer outside of the presence of any other members of the Company’s management.

(d)

The Trading Compliance Officer shall report to the Audit Committee at least once annually regarding: (i) his/her monitoring of the Company’s trading compliance program and (ii) any investigation by her/him of any insider trades.

3.	The Company’s Insider Trading Policy shall be amended (or amended and restated) to:

(a)

Prohibit directors and Section 16 officers from purchasing or selling the Company’s securities prior to the third business day after the Company’s public announcement of any “material non-public information” (as defined in the Insider Trading Policy in a manner that is consistent with applicable law).

(b)

Prohibit the Company from buying back its common stock from any director or Section 16 officer in a privately negotiated transaction, provided that transactions authorized or contemplated by the Company’s equity incentive plans (e.g., the withholding of shares otherwise issuable to cover tax withholding and/or payment of option exercise price or to cover tax withholding with respect to restricted stock units that are vesting) shall not be deemed to constitute the buying back of the Company’s common stock.

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(c)

Provide that the Company shall seek reimbursement from the appropriate individual for any fines, fees or expenses incurred by the Company in connection with any illegal insider trading by any employee, officer or director of the Company.

G.	GENERAL COUNSEL

1.

On an annual basis, the General Counsel shall participate in training provided by a state bar accredited organization regarding relevant securities laws and corporate governance matters, including, for example, SEC disclosure requirements, internal corporate controls, compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).

2.

The General Counsel shall meet privately at least quarterly with the Company’s Audit Committee, without other members of management present, to discuss any concerns or issues that the General Counsel or the Audit Committee may have with respect to the Company’s compliance with Sarbanes-Oxley, compliance with Dodd Frank, SEC disclosures, the Company’s Insider Trading Policy and trading compliance program or executive compensation.

H.	DIRECTOR EDUCATION

1.

Each director on the Board shall attend a Vanderbilt Directors’ College, Stanford Law School Directors’ College or similar program within two (2) years after final Court approval of the settlement of the Action. This requirement shall not apply to any director who has attended a similar program since January 2014.

2.	Thereafter, the directors on the Board shall participate in regular continuing education.

I.	COMPENSATION CLAWBACK POLICY

1.	As to any performance-based cash bonus plans adopted and/or performance-based equity incentives awarded by Ixia after the

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Effective Date of the Settlement, such plans or awards will provide that if the Company is required to restate its consolidated financial statements after performance-based equity incentives have been earned or performance-based bonuses have been paid, then the Company will clawback the amount of equity incentives earned by, and/or bonuses paid to, the Company’s then current executive officers that would not have been earned or paid, as applicable, had such financial statements been correctly stated at the time the Company originally determined the extent to which they had been earned; provided, however, that the Company will not be required to pursue such recovery if, after the Company’s Compensation Committee has determined that a reasonable effort to clawback such excess incentive-based compensation has been made, the Company’s Compensation Committee then concludes that any such recovery would be impracticable to pursue because the expense of seeking such recovery would exceed the recoverable amounts or the Company’s recovery efforts are not likely to be successful.

J.	EMPLOYEE TRAINING REGARDING GAAP AND LEGAL COMPLIANCE

1.	The Company’s General Counsel and CFO shall be charged with the primary responsibility for education pursuant to this provision.

2.	Annual training shall be mandatory for all of the Company’s officers, directors, and employees.

3.

Training shall address the Company’s Code of Conduct, Insider Trading Policy, whistleblower policy, and financial reporting integrity. The Company shall also provide more specialized training, such as with respect to revenue recognition, for executives, finance, accounting, operations, sales and other personnel involved in the sales process.

4.

Upon completion of training with respect to the Company’s code of conduct and financial integrity reporting, the recipient of the training shall certify his/her receipt and completion of the training. The completed training certifications shall be maintained by the Company’s Human Resources Department for a period of ten (10) years following the date of the execution of the certification.

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K.	WHISTLEBLOWER POLICY

1.	The Company agrees to provide contact information for its Whistleblower Hotline on the Company’s website.

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Exhibit B-1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE IXIA SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: [ALL] ACTIONS.	) ) ) ) ) ) ) )	Master File No. 2:14-cv-03468-MMM-SH EXHIBIT B-1

NOTICE TO CURRENT IXIA SHAREHOLDERS

TO:	ALL OWNERS OF IXIA (“IXIA” OR “THE COMPANY”) COMMON STOCK AS OF NOVEMBER 17, 2015 (“CURRENT IXIA SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS CONSOLIDATED ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF IXIA WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT

CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF IXIA COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Central District of California (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of Ixia in connection with the following consolidated shareholder derivative action (the “Action”): In re Ixia Shareholder Derivative Litigation, Master File No. 2:14-cv-03468-MMM-SH.2

Plaintiffs filed the Action derivatively on behalf of Ixia to remedy the alleged harms caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

[1]

For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”), fully executed as of November 17, 2015, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. In the event that any inconsistencies arise between this Notice and the Stipulation, then the Stipulation shall control. The Stipulation may be inspected at the Los Angeles Courthouse for the Central District of California, 312 N. Spring St., Los Angeles, CA 90012, during business hours of each business day.

[2]

On May 5, 2014 and May 7, 2014, two related and substantially similar shareholder derivative actions were separately filed by Plaintiffs on behalf of Ixia against the Individual Defendants for allegedly breaching their fiduciary duties. Plaintiff Erie filed its initial derivative complaint on May 5, 2014, while Plaintiff Witmer filed her derivative complaint on May 7, 2014. On May 28, 2014 the Court consolidated those actions.

As explained below, a hearing (the “Settlement Hearing”) shall be held before the Court on                     , 201    at             .m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) business days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the proposed Settlement and of your rights as a Current Ixia Shareholder.

I.	BACKGROUND OF THE ACTION

A.	Factual Background

Ixia, a California corporation headquartered in Calabasas, California, provides converged Internet protocol (IP) network validation and network visibility solutions in the United States and internationally. The Company was founded in

1997 and its common stock began trading publicly on NASDAQ on October 25, 2000. Shares of Ixia’s common stock are traded on NASDAQ under the ticker symbol “XXIA.”

On March 19, 2013, the Company reported that it would need to delay the filing of its Annual Report on Form 10-K for 2012 “to correct an error related to the manner in which [Ixia] recognizes revenues for its warranty and software maintenance contracts.” Subsequently, on April 3, 2013, the Company reported that after an evaluation of the impact of such error and identification of an additional error in its revenue recognition practices that required correction, Ixia’s management recommended to the Board’s Audit Committee (the “Audit Committee”) that the Company restate its previously issued financial statements (the “First Restatement”) for the fiscal years ended December 31, 2010 and 2011, and the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, March 31, 2012, June 30, 2012, and September 30, 2012. In connection with this disclosure, the Company reported that its financial statements for those fiscal periods should no longer be relied upon, and that Ixia has identified internal control deficiencies as of December 31, 2012 that constituted material weaknesses relating to its revenue recognition practices for warranty and software contracts.

Next, on May 3, 2013, the Company announced that its independent outside auditor, PricewaterhouseCoopers LLP (“PWC”), had “decline[d] to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.”

On March 4, 2014, the Company announced that the Audit Committee had completed an internal investigation that had been initiated as a result of the October 2013 resignation of the Company’s former President and Chief Executive Officer. Following its investigation, the Audit Committee concluded that there had been “an aggressive tone at the top set by the former CEO, a lack of leadership in terms of tone at the top with respect to the [C]ompany’s recently resigned chief financial officer, and insufficient resources, controls, and training of relevant personnel with respect to revenue recognition…” On April 17, 2004, the Company further reported that it would be required to restate its financial results from the first and second fiscal quarters of 2013, because certain revenues had been prematurely recognized during those periods. In June 2014, the Company issued the restated financial statements for the first and second quarters of 2013.

B.	Procedural Background

On May 5, 2014 and May 7, 2014, two related and substantially similar shareholder derivative actions were separately filed by Plaintiffs on behalf of Ixia against the Individual Defendants in the U.S. District Court for the Central District of California (the “Court”). On May 28, 2014, the Court consolidated those actions, appointed The Weiser Law Firm, P.C. and Kessler Topaz Meltzer &

Check, LLP as Co-Lead Counsel for Plaintiffs, and appointed Plaintiffs Erie and Witmer as Co-Lead Plaintiffs (the “Consolidation Order”) in the consolidated Action.

On September 2, 2014, Plaintiffs filed a verified consolidated derivative complaint. On October 15, 2014, the Company filed a motion to dismiss the verified consolidated derivative complaint based on Plaintiffs’ failure to (i) make a prelitigation demand upon the Company’s Board and (ii) plead sufficient facts to show that such a demand would have been futile. On October 15, 2014, the Individual Defendants with the exception of Alston also filed a motion to dismiss the verified consolidated derivative complaint for failure to state a claim and filed a joinder with respect to the Company’s motion to dismiss. On the same day, Alston filed joinders with respect to both motions to dismiss.

Following the Defendants’ filing of the motions to dismiss, pursuant to further stipulations of the parties and order of the Court (the “Scheduling Order”), Plaintiffs subsequently filed a Verified Consolidated Amended Shareholder Derivative Complaint (the “Complaint”) on January 26, 2015. The Complaint asserted nine counts on behalf of Ixia against the Individual Defendants: six separate counts for breach of fiduciary duty, two separate counts for restitution, and one count for violations of California Corporations Code Sections 25402 and 25502.5. Pursuant to the Scheduling Order, Defendants filed motions to dismiss the Complaint on March 2, 2015.

In April 2015, Plaintiffs and Defendants agreed to explore a potential resolution of the Action by participating in an in-person mediation (“Mediation”) to be held before the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the “Mediator” or “Judge Phillips”) in July 2015 in New York City. Accordingly, on April 24, 2015, the Court entered an order staying the Action pending the parties’ participation in the Mediation on July 23, 2015.

On June 25, 2015 Plaintiffs and Defendants each submitted to the Mediator, and exchanged amongst each other, mediation statements in anticipation of the Mediation. On July 7, 2015, Plaintiffs submitted a settlement demand to Defendants. On July 21, 2015, Defendants submitted to Plaintiffs a written response to Plaintiffs’ settlement demand.

During the week before the Mediation was held, counsel for Plaintiffs and Defendants each separately participated in pre-Mediation conference calls with Robert H. Fairbank, an experienced mediator who assisted Judge Phillips with the Mediation. The parties to the Action thereafter attended and participated in the full-day Mediation in New York City on July 23, 2015. With the substantial assistance of the Mediator, at the conclusion of the Mediation, the Parties to the Action reached an agreement in principle regarding the terms required to settle the Action, and thereafter the Parties executed the Stipulation.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Ixia’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles concerning Ixia; (2) drafting and filing the various initial and consolidated derivative complaints in the Action; (3) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (4) researching corporate governance issues; (5) preparing and submitting a detailed mediation statement; (6) preparing and submitting a detailed settlement demand; (7) participating in the July 23, 2015 in-person Mediation in New York City; and (8) participating in extensive settlement discussions with Defendants’ Counsel.

Plaintiffs’ Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of Plaintiffs’ own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal. Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the difficulty of establishing demand futility. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Ixia, and Current Ixia Shareholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed, threatened or attempted to commit any violations of law, or breached any fiduciary duty owed to Plaintiffs, Ixia, or its shareholders. The Individual Defendants also deny and continue to deny that they engaged in any of the wrongful acts alleged in the Action and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties. Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims in the Action be settled on the terms and subject to the conditions set forth in the Stipulation. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Ixia and Current Ixia Shareholders.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to or attached to the Stipulation, nor any action taken to carry out the Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims, or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Court on                     , 201    at             .m. at the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, CA 90012, to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’

Counsel’s Fee Application should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The Stipulation acknowledges that the Company received the relief described herein, and Defendants have agreed that the Company and/or the Board will adopt, to the extent not already adopted, the corporate governance measures (the “Governance Measures”) attached to the Stipulation as Exhibit A. The Stipulation has been filed with the Court and the following is only a summary of its terms.

Ixia, through its Board, shall adopt and implement the Corporate Governance Measures, described below, within ninety (90) days after the Effective Date, and the Governance Measures shall remain in place for at least three (3) years. Nothing herein shall be deemed to imply that Ixia’s prior corporate governance procedures were deficient. If prevailing law, regulations, or listing standards change in such a way that any of the below Governance Measures is rendered inconsistent with applicable law, regulations, or listing standards, the Board may amend, modify, or suspend any such Governance Measure(s). Further, these Governance Measures may be amended, modified, or suspended by a vote of the shareholders of Ixia. Should Ixia in the future be acquired by or merge with another company or undergo any other change such that Ixia is no longer an independent public company, these Governance Measures shall no longer be binding.

A.	Audit Committee

1.	Audit Committee Oversight

(a)

The Company agrees that the Board’s Audit Committee (the “Audit Committee”), at least annually, shall review generally the Company’s significant accounting policies and application of Generally Accepting Accounting Principles (“GAAP”). With respect to this review process, the Audit Committee shall consult with the Company’s independent registered public accounting firm (“independent outside auditors”) to review whether changes to the Company’s significant accounting policies may be appropriate. The Audit Committee will confer with the Company’s management regarding any changes proposed to be made in connection with such review process.

(b)

The Company’s Chief Financial Officer (“CFO”) shall meet at least annually with the Company’s independent outside auditors to review the Company’s significant accounting policies and application of GAAP. The CFO shall present to the Audit Committee any conclusions reached during these meetings.

(c)

The Company agrees that the Company’s CFO shall not have been employed by the Company’s independent outside auditors during the two (2) years prior to his/her employment with the Company or, if she/he was involved in the independent outside auditors’ audit of the Company, then during the five (5) years prior to his/her employment with the Company.

2.	Audit Committee Governance Measures

(a)

The Audit Committee Charter shall be amended (or amended and restated) to confirm that the Audit Committee shall be responsible for appointing a Director of Internal Audit and for establishing and maintaining an internal audit function.

(b)

The Audit Committee shall meet at least annually with the Director of Internal Audit, the Company’s independent outside auditors and such members of the Company’s finance department as are requested to attend by the Audit Committee to review the Company’s revenue recognition accounting practices.

(c)

The Audit Committee Charter shall be amended (or amended and restated) to provide that the Chair of the Audit Committee shall not serve on more than one other committee of the Board and shall not serve as the Chair of any such other committee on which he/she serves.

(d)	The Audit Committee Charter shall be amended (or amended and restated) to provide that the Audit Committee shall meet at least eight (8) times per calendar year.

(e)

The Company agrees that, in advance of the Company’s finalization of the Company’s quarterly and annual financial statements that are included in the periodic reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”), the Audit Committee shall: (i) hold a meeting with the Company’s independent outside auditors, members of the Company’s management (typically including the Chief Executive Officer (“CEO”), CFO, and Director of Internal Audit) and such other advisors or persons as the Audit Committee deems appropriate, and (ii) during such meeting, also meet in executive session outside of the presence of the Company’s management.

B.	The Position of Chief Compliance Officer:

1.	In his/her capacity as the Company’s General Counsel, the General Counsel shall also serve as the Company’s chief compliance officer.

2.

The General Counsel’s duties and job responsibilities in his/her capacity as chief compliance officer shall include overseeing and enforcing the Company’s compliance and ethics program, including the Company’s Code of Conduct, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns.

3.

The General Counsel shall report to the Board at least four (4) times annually regarding the Company’s compliance and ethics program and, if applicable, any compliance or ethical concerns. The General Counsel also shall report promptly to the Audit Committee (directly or through its Chair) any allegations of financial fraud that, if substantiated, would impact the Company’s financial statements.

C.	The Position of Director of Internal Audit:

1.

The Audit Committee Charter shall be amended (or amended and restated) to provide that the Director of Internal Audit shall report directly to the Audit Committee and report administratively to the CFO.

2.

The Company shall maintain a separate charter for the Director of Internal Audit. The Company’s current Internal Audit Charter, which describes the duties of the Company’s recently hired and appointed Director of Internal Audit, shall be amended to provide that the Director of Internal Audit shall meet with: (a) the Company’s CFO at least eight (8) times annually, (b) the Audit Committee on at least a quarterly basis and (c) the independent outside auditors on at least a quarterly basis.

3.

The Director of Internal Audit shall prepare a written report which shall be delivered to the Audit Committee after the end of each fiscal quarter and in advance of the Company’s filing of its applicable quarterly and annual periodic reports with the SEC, outlining any irregular revenue recognition or deferred payments practices or any other significant internal audit findings, including any weaknesses in internal controls and related risk exposures, and the Company’s progress on remedial actions relating to internal controls, if applicable. The Audit Committee shall be responsible for reviewing these written reports with the Company’s independent outside auditors prior to the release of the Company’s Quarterly Report on SEC Form 10-Q or Annual Report on SEC Form 10-K, as applicable, for the fiscal periods covered by such reports.

D.	Internal Audit Function

1.

The Company agrees that at least once every three (3) years, the Director of Internal Audit shall conduct a comprehensive review of policies, practices and procedures regarding the Company’s internal audit function, and shall make a report and recommendation to the Audit Committee concerning these policies, practices and procedures.

E.	Appointment of New Directors

1.

The Company confirms that the Board has already appointed one new independent director to the Board effective as of June 26, 2015, that the new director is an audit committee financial expert within the meaning of the federal securities laws, and that the new director has been appointed as the Chair of the Audit Committee (the former chair remains on the Audit Committee, while a former member has stepped down from the Audit Committee but remains on other committees of the Board). The Company expects that such new director will be included as a director nominee in the Company’s proxy materials relating to its 2016 Annual Meeting of Shareholders.

2.	The Board shall establish a process to be followed by the Nominating and Corporate Governance Committee with respect to the appointment or election, as applicable, no later than at the

Company’s 2016 Annual Meeting of Shareholders, of an additional new independent director to serve on the Board and to be included as a director nominee in the Company’s proxy materials relating to its 2016 Annual Meeting of Shareholders. The new director shall be appointed to serve on one or more committees for which he/she is qualified (which may include the Audit Committee).

3.

As part of the process referenced above, the Nominating and Corporate Governance Committee shall use an objective set of criteria when conducting the search for the new independent director. The independent search firm that has been engaged by the Committee to assist with this search shall, based on such criteria, conduct appropriate reviews of and interviews with appropriate prospective candidates. Qualified candidates shall be presented to the Nominating and Corporate Governance Committee for consideration.

F.	Insider Trading Policy

1.	The Company’s General Counsel shall serve as the Company’s Trading Compliance Officer for purposes of the Company’s Insider Trading Policy and trading compliance program.

2.	The Trading Compliance Officer shall be responsible for monitoring, enforcing and updating the Company’s insider trading compliance program.

(a)	The trading compliance program shall be designed to ensure compliance with the Company’s Insider Trading Policy and provide appropriate sanctions for noncompliance, such as termination of employment.

(b)	The trading compliance program shall include a process by which Company stock sales by directors and Section 16 officers are pre-cleared before any sale occurs.

(c)

The Audit Committee shall be responsible for direct oversight of the trading compliance program and the Trading Compliance Officer (with respect to his/her service in that role), and shall have regular communications with the Trading Compliance Officer, including the opportunity to meet with the Trading Compliance Officer outside of the presence of any other members of the Company’s management.

(d)

The Trading Compliance Officer shall report to the Audit Committee at least once annually regarding: (i) his/her monitoring of the Company’s trading compliance program and (ii) any investigation by her/him of any insider trades.

3.	The Company’s Insider Trading Policy shall be amended (or amended and restated) to:

(a)

Prohibit directors and Section 16 officers from purchasing or selling the Company’s securities prior to the third business day after the Company’s public announcement of any “material non-public information” (as defined in the Insider Trading Policy in a manner that is consistent with applicable law).

(b)

Prohibit the Company from buying back its common stock from any director or Section 16 officer in a privately negotiated transaction, provided that transactions authorized or contemplated by the Company’s equity incentive plans (e.g. the withholding of shares otherwise issuable to cover tax withholding and/or payment of option exercise price or to cover tax withholding with respect to restricted stock units that are vesting) shall not be deemed to constitute the buying back of the Company’s common stock.

(c)

Provide that the Company shall seek reimbursement from the appropriate individual for any fines, fees or expenses incurred by the Company in connection with any illegal insider trading by any employee, officer or director of the Company.

G.	General Counsel

1.	On an annual basis, the General Counsel shall participate in training provided by a state bar accredited organization regarding relevant securities laws and corporate governance matters, including, for example, SEC disclosure requirements, internal corporate controls, compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).

2.

The General Counsel shall meet privately at least quarterly with the Company’s Audit Committee, without other members of management present, to discuss any concerns or issues that the General Counsel or the Audit Committee may have with respect to the Company’s compliance with Sarbanes-Oxley, compliance with Dodd Frank, SEC disclosures, the Company’s Insider Trading Policy and trading compliance program or executive compensation.

H.	Director Education

1.

Each director on the Board shall attend a Vanderbilt Directors’ College, Stanford Law School Directors’ College or similar program within two (2) years after final Court approval of the settlement of the Action. This requirement shall not apply to any director who has attended a similar program since January 2014.

2.	Thereafter, the directors on the Board shall participate in regular continuing education.

I.	Compensation Clawback Policy

1.

As to any performance-based cash bonus plans adopted and/or performance-based equity incentives awarded by Ixia after the Effective Date of the Settlement, such plans or awards will provide that if the Company is required to restate its consolidated financial statements after performance-based equity incentives have been earned or performance-based bonuses have been paid, then the Company will clawback the amount of equity incentives earned by, and/or bonuses paid to, the Company’s then current executive officers that would not have been earned or paid, as applicable, had such financial statements been correctly stated at the time the Company originally determined the extent to which they had been earned;

provided, however, that the Company will not be required to pursue such recovery if, after the Company’s Compensation Committee has determined that a reasonable effort to clawback such excess incentive-based compensation has been made, the Company’s Compensation Committee then concludes that any such recovery would be impracticable to pursue because the expense of seeking such recovery would exceed the recoverable amounts or the Company’s recovery efforts are not likely to be successful.

J.	Employee Training Regarding GAAP and Legal Compliance

1.	The Company’s General Counsel and CFO shall be charged with the primary responsibility for education pursuant to this provision.

2.	Annual training shall be mandatory for all of the Company’s officers, directors, and employees.

3.

Training shall address the Company’s Code of Conduct, Insider Trading Policy, whistleblower policy, and financial reporting integrity. The Company shall also provide more specialized training, such as with respect to revenue recognition, for executives, finance, accounting, operations, sales and other personnel involved in the sales process.

4.

Upon completion of training with respect to the Company’s code of conduct and financial integrity reporting, the recipient of the training shall certify his/her receipt and completion of the training. The completed training certifications shall be maintained by the Company’s Human Resources Department for a period of ten (10) years following the date of the execution of the certification.

K.	Whistleblower Policy

1.	The Company agrees to provide contact information for its Whistleblower Hotline on the Company’s website.

Overall, the Company agrees and acknowledges that the adoption and implementation of the Reforms is the result of Plaintiffs’ initiation, prosecution and pendency of the Action, and further agrees that the Reforms confer a material benefit on Ixia and Current Ixia Shareholders. In addition, the Board, exercising its independent business judgment, believes that the Settlement and the Reforms are in the best interests of Ixia and Current Ixia Shareholders.

VI.	DISMISSAL AND RELEASES

If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of this Stipulation: (i) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (ii) dismissing with prejudice all of Plaintiffs’ Released Claims against Defendants’ Released Persons; (iii) permanently barring and enjoining the institution and prosecution by Plaintiffs’ Released Persons and anyone acting on behalf of Ixia against Defendants’ Released Persons in any court asserting any of Plaintiffs’ Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; (iv) permanently barring and enjoining the institution and prosecution by Defendants’ Released Persons and/or Current Ixia Shareholders of any action against Plaintiffs’ Released Persons in any court asserting any of the Defendants’ Released Claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action;

and (v) containing such other and further provisions consistent with the terms of the Stipulation to which the Parties hereto consent in writing.

In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of the Stipulation, on the Effective Date, Plaintiffs’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Defendants’ Released Persons any and all of Plaintiffs’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs’ Released Claims against Defendants’ Released Persons.

In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of the Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiffs’ Released Persons.

Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

VII.	ATTORNEYS’ FEES AND EXPENSES

Defendants agree not to oppose a reasonable fee award by Plaintiffs and Plaintiffs’ Counsel in an amount up to Five Hundred and Seventy-Five Thousand Dollars ($575,000.00) (the “Fee Award”), but Defendants otherwise reserve all rights with respect to any fee award. In recognition of the material benefits provided to Ixia and Current Ixia Shareholders as a result of the initiation, prosecution, pendency, and settlement of the Action, the current Board, in the exercise of its independent business judgment, has agreed not to oppose a Fee Award as described above, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the material benefits conferred upon Ixia and Current Ixia Shareholders by the Stipulation.

Plaintiffs’ Counsel shall request final approval of the Fee Award at the Settlement Hearing. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Action, nor have they been reimbursed for their out-of-pocket expenses incurred. Plaintiffs’ Counsel believe that the Fee Award is within the range of attorneys’ fees approved by courts under similar circumstances in litigation of this type.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Ixia Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair,

reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Application should not be approved; provided, however, unless otherwise ordered by the Court, no Current Ixia Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least fourteen (14) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Ixia common stock through the date of the Settlement Hearing, including the number of shares of Ixia common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Ixia Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Ixia Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Robert B. Weiser THE WEISER LAW FIRM, P.C. 22 Cassatt Avenue, First Floor Berwyn, PA 19312 Co-Lead Counsel for the Plaintiffs

Sheldon Eisenberg

DRINKER BIDDLE & REATH

1800 Century Park East,

Suite 1500

Los Angeles, CA 90067

Counsel for Individual Defendants Atul

Bhatnagar, Thomas B. Miller, Errol

Ginsberg, Jonathan Fram, Laurent

Asscher, Gail Hamilton, Jon F. Rager,

Alan Grahame, Raymond de Graaf,

Walker H. Colston II and Ronald W.

Buckly

Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087 Co-Lead Counsel for the Plaintiffs	Eric Rieder BRYAN CAVE LLP 1290 Avenue of the Americas, 36th Fl. New York, NY 10104 Counsel for Nominal Defendant Ixia
Christopher G. Caldwell CALDWELL LESLIE & PROCTOR, P.C. 725 South Figueroa Street, 31st Fl. Los Angeles, CA 90017 Counsel for Individual Defendant Victor Alston

Any Current Ixia Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement and the Fee Award as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; (2) the payment of the Fee Award; and (3) expiration of the time to appeal from or alter or amend the Final Order and Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of November 17, 2015.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Los Angeles Courthouse for the Central District of California, 312 N. Spring St., Los Angeles, CA 90012, during business hours of each business day.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

Robert B. Weiser THE WEISER LAW FIRM, P.C. 22 Cassatt Avenue, Berwyn, PA 19312 (610) 225-2677	Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087 (610) 667-7706v

Co-Lead Counsel for the Plaintiffs

PLEASE DO NOT TELEPHONE THE COURT OR IXIA

REGARDING THIS NOTICE.

Exhibit B-2

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE IXIA SHAREHOLDER DERIVATIVE LITIGATION	) )	Master File No. 2:14-cv-03468-MMM-SH
)
	)	EXHIBIT B-2
This Document Relates To:	)
)
[ALL] ACTIONS.	)
)

TO:	ALL OWNERS OF IXIA (“IXIA” OR “THE COMPANY”) COMMON STOCK AS OF NOVEMBER 17, 2015 (“CURRENT IXIA SHAREHOLDERS”).

YOU ARE HEREBY NOTIFIED, pursuant to the                     , 2015 Order Preliminarily Approving Settlement, Approving Notice of Settlement, and Setting Schedule entered in the above-captioned shareholder derivative action (the “Action”), that a Stipulation of Settlement dated November 17, 2015 (the “Stipulation” or “Settlement”)1 has been entered to resolve all shareholder derivative claims brought on behalf of Nominal Defendant Ixia in the Action, which is currently pending in the United States District Court for the Central District of California (the “Court”).

The Action alleged claims on behalf of Ixia against its Board of Directors and certain top executives, arising from and related to Ixia’s April 3, 2013, announcement that after an evaluation of its finances and identification of errors in its revenue recognition practices the Company would restate its previously issued financial statements for the fiscal years ended December 31, 2010 and 2011, and the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, March 31, 2012, June 30, 2012, and September 30, 2012. Defendants have denied and continue to deny that they breached any fiduciary duties owed to Ixia or

[1]	Except as otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Stipulation.

Current Ixia Shareholders, or that they engaged in any misconduct whatsoever. In connection with the Settlement, Ixia has agreed to implement and/or maintain corporate governance provisions, as defined and set forth in the Exhibit A to Stipulation.

On                     , 201    , at                     .m., a hearing (the “Settlement Hearing”) will be held before the Honorable Margaret M. Morrow, in Courtroom 780 of the Court, located at the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, CA 90012, to determine: (1) whether the terms of the Settlement, including an award of $575,000 in attorneys’ fees and expenses to Plaintiffs’ Counsel, upon the terms and conditions set forth in the Stipulation should be approved as fair, reasonable, and adequate; and (2) whether the Action should be dismissed on the merits and with prejudice.

This is a summary notice only. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission and available at www.sec.gov), and the full-length Notice of Settlement of Derivative Action and Settlement Hearing (the “Notice”).

PLEASE DO NOT CONTACT THE COURT REGARDING THIS SUMMARY NOTICE.

If you have any questions about matters in this summary notice, you may contact the offices of Plaintiffs’ Co-Lead Counsel:

Robert B. Weiser THE WEISER LAW FIRM, P.C. 22 Cassatt Avenue, First Floor Berwyn, PA 19312 (610) 225-2677	Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087 (610) 667-7706

If you are a Current Ixia Shareholder, you will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection. Any objections to the Settlement must be filed on or before                     , 201    , in accordance with the procedures set forth in the Notice.

Exhibit C

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE IXIA SHAREHOLDER DERIVATIVE LITIGATION	) )	Master File No. 2:14-cv-03468-MMM-SH
)
	)	EXHIBIT C
This Document Relates To:	)
)
[ALL] ACTIONS.	)
)

[PROPOSED] ORDER PRELIMINARILY APPROVING

SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the Parties to the above-captioned consolidated shareholder derivative action (the “Action”) have made an application for an order: (i) preliminarily approving the Settlement of the Action, in accordance with the Stipulation and Agreement of Settlement dated November 17, 2015 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving the form and content of the Notice to Current Ixia Shareholders (the “Notice”) for posting on the website of Ixia, for filing by Ixia with the Securities and Exchange Commission (“SEC”) via a Current Report on Form 8-K, and for publishing of the Notice to Current Ixia Shareholders in Investor’s Business Daily;

1

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto.

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2. The Settlement Hearing shall be held before the Court on                     , 201     at                     .m. to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to Ixia and Current Ixia Shareholders and should be finally approved by the Court; (ii) whether a Final Order and Judgment approving the Settlement, as provided for in paragraph 1.13 of the Stipulation and attached thereto as Exhibit D, should be entered; and (iii) whether Plaintiffs’ Counsel’s Fee Award should be finally approved.

3. The Court approves, as to form and content, the Notice, attached as Exhibit B-1 to the Stipulation, and the Summary Notice attached as Exhibit B-2 to

2

the Stipulation and finds that the posting of the Notice and Summary Notice, substantially in the manner and form set forth in this Order, meets the requirements of due process, and is the best notice practicable under the circumstances, constituting due and sufficient notice to all Persons entitled thereto.

4. Within ten (10) business days following entry of this Order, Ixia shall cause a copy of the Notice, substantially in the form attached to the Stipulation as Exhibit B-1, to be posted on the Investor Relations portion of its website.

5. Within ten (10) business days following entry of this Order, Ixia shall cause a copy of the Notice to be filed with the SEC via a Current Report on Form 8-K.

6. Within ten (10) business days following entry of this Order, Ixia shall cause a copy of the Summary Notice, substantially in the form attached to the Stipulation as Exhibit B-2, to be published one time in the Investor’s Business Daily.

7. All papers in support of the Settlement and the Fee Award shall be filed with the Court and served at least twenty-eight (28) days prior to the Settlement Hearing and any reply papers shall be filed with the Court at least seven (7) days prior to the Settlement Hearing.

8. Any Current Ixia Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally

3

approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award should not be finally approved, provided, however, unless otherwise ordered by the Court, no Current Ixia Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least fourteen (14) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Ixia common stock through the date of the Settlement Hearing, including the number of shares of Ixia common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Ixia Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Ixia Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other

4

papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Robert B. Weiser THE WEISER LAW FIRM, P.C. 22 Cassatt Avenue, First Floor Berwyn, PA 19312

Sheldon Eisenberg

DRINKER BIDDLE & REATH

1800 Century Park East,

Suite 1500

Los Angeles, CA 90067

Counsel for Individual Defendants Atul

Bhatnagar, Thomas B. Miller,

Errol Ginsberg, Jonathan Fram, Laurent

Asscher, Gail Hamilton, Jon F. Rager,

Alan Grahame, Raymond de Graaf, Walker

H. Colston II and Ronald W. Buckly

Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087 Co-Lead Counsel for the Plaintiffs	Eric Rieder BRYAN CAVE LLP 1290 Avenue of the Americas, 35th Floor New York, NY 10104 Counsel for Nominal Defendant Ixia
Christopher G. Caldwell CALDWELL LESLIE & PROCTOR, P.C. 725 South Figueroa Street, 31st Floor Los Angeles, CA 90017 Counsel for Individual Defendant Victor Alston

Any Current Ixia Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee Award as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

5

9. All Current Ixia Shareholders shall be bound by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current Ixia Shareholders.

10. Pending final determination of whether the Settlement should be approved, no Current Ixia Shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Individual Defendants or Ixia, or derivatively on behalf of Ixia, any action or proceeding in any court or tribunal asserting any of Plaintiffs’ Released Claims.

11. Neither the Stipulation (including any exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs’ Released Claims, or of any fault, wrongdoing or liability of the Individual Defendants or Ixia, or the validity of Plaintiffs’ Released Claims; or (b) is intended to be offered or received as evidence or used by any other Person in any other action or proceedings, whether civil, criminal, or administrative agency, or other tribunal. The Parties, Plaintiffs’ Counsel, Defendants’ Counsel,

6

Defendants’ Released Persons and Plaintiffs’ Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Ixia Shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Ixia Shareholders.

IT IS SO ORDERED.

DATED:

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Exhibit D

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE IXIA SHAREHOLDER	)	Master File No.
DERIVATIVE LITIGATION	)	2:14-cv-03468-MMM-SH
)
	)	EXHIBIT D
This Document Relates To:	)
)
[ALL] ACTIONS.	)
)

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to the Court’s Order Preliminarily Approving Settlement and Providing for Notice, dated              (the “Preliminary Approval Order”), on the application of the Parties for final approval of the settlement set forth in the Stipulation and Agreement of Settlement dated November 17, 2015 (the “Stipulation”). Due and adequate notice having been given to Current Ixia Shareholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Order and Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

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2. The Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties, and hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation provides material benefits to Ixia and Current Ixia Shareholders, and orders the Parties to perform its terms to the extent the Parties have not already done so.

4. The Action, all claims contained therein, and Plaintiffs’ Released Claims are hereby ordered as compromised, settled, released, discharged and dismissed on the merits with prejudice by virtue of the proceedings herein and this Final Order and Judgment. As among Plaintiffs, Ixia, and the Individual Defendants, the Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. Plaintiffs, Plaintiffs’ Released Persons, and Current Ixia Shareholders are forever enjoined and permanently barred from instituting, instigating, commencing, prosecuting, or in any way participating in the commencement or prosecution of any action asserting against Defendants and/or Defendants’ Released Persons any of Plaintiffs’ Released Claims as well as any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action.

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6. Defendants and Defendants’ Released Persons are forever enjoined and permanently barred from instituting, instigating, commencing, prosecuting, or in any way participating in the commencement or prosecution of any action asserting against Plaintiffs and/or Plaintiffs’ Released Persons any of Defendants’ Released Claims as well as any claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action.

7. Upon the Effective Date, Ixia, Plaintiffs (individually and derivatively on behalf of Ixia), and Current Ixia Shareholders (solely in their capacity as Ixia shareholders) shall be deemed to have, and by operation of this Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged all of Plaintiffs’ Released Claims (including Unknown Claims) and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Action against the Released Parties. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

8. Upon the Effective Date, Defendants and Defendants’ Released Persons shall be deemed to have, and by operation of this Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Released Persons from all claims, arising out

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of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Action or Plaintiffs’ Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

9. The Court finds that the Notice to Current Ixia Shareholders posted on the website of Ixia, filed by Ixia with the SEC via a Current Report on Form 8-K, and published in Investor’s Business Daily, provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice.

10. The Court finds that during the course of the Action, the Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.

11. The Court finds that the Fee Award is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee Award.

12. Neither the Stipulation (including any exhibit attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs’ Released Claims, or of any fault, wrongdoing or liability of the

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Individual Defendants or Ixia, or the validity of Plaintiffs’ Released Claims; or (b) is intended to be offered or received as evidence or used by any other Person in any other Action or proceeding, whether civil, criminal, or administrative agency, or other tribunal. The Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons and Plaintiffs’ Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Without affecting the finality of this Final Order and Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) the Parties for the purpose of construing, enforcing, and administering the Stipulation, including, if necessary, setting aside and vacating this Final Order and Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

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14. This Final Order and Judgment is a final, appealable judgment and should be entered forthwith in accordance with Federal Rule of Civil Procedure 58.

IT IS SO ORDERED.

DATED:

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